                                                                    Exhibit 24.1

CONFORMED

                              POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Gilbert G. Lundstrom and Eugene B. Witkowicz as the true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Application for Conversion on Form AC and the Form S-1 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision or the U.S. Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Application for Conversion on Form AC and the Form S-1 Registration Statement have been duly signed by the following persons in the capacities and on the dates indicated.

     NAME                                         DATE
     ----                                         ----



 /s/ Gilbert G. Lundstrom                         December 12, 1997
---------------------------
Gilbert G. Lundstrom
President, Chief Executive Officer
and Director
(principal executive officer)
First Lincoln Bancshares Inc.

President, Chief Executive Officer
and Director
(principal executive officer)
First Federal Lincoln Bank


 /s/ Eugene B. Witkowicz                          December 12, 1997
--------------------------
Eugene B. Witkowicz
Executive Vice President, Treasurer and
Chief Financial Officer
(principal financial and accounting officer)
First Lincoln Bancshares Inc.

Executive Vice President, Treasurer, Chief
Financial Officer and Director of Finance
(principal accounting and financial officer)
First Federal Lincoln Bank

 /s/ LaVern F. Roschewski                         December 12, 1997
--------------------------
LaVern F. Roschewski
Chairman of the Board
First Lincoln Bancshares Inc.

Chairman of the Board of the Bank
and Chairman of the Board and Chief
Executive Officer of First Federal
Lincoln Bank - Iowa


 /s/ Campbell McConnell                           December 12, 1997
--------------------------
Campbell McConnell
Director
First Lincoln Bancshares Inc.

Director
First Federal Lincoln Bank


 /s/ Ann Lindley Spence                           December 12, 1997
--------------------------
Ann Lindley Spence
Director
First Lincoln Bancshares Inc.

Director
First Federal Lincoln Bank


 /s/ Joyce Person Pocras                          December 12, 1997
--------------------------
Joyce Person Pocras
Director
First Lincoln Bancshares Inc.

Director
First Federal Lincoln Bank